FORBEARANCE AGREEMENT
AND THIRD AMENDMENT TO
SECOND AMENDED AND
RESTATED FINANCING AGREEMENT

THIS FORBEARANCE AGREEMENT AND THIRD AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT (the “Agreement”) is made and entered into on this 28th day of December, 2007, to be effective, unless another effective date is otherwise herein specified, as of the date hereof, by and among The CIT Group/Business Credit, Inc. (“CIT”), SunTrust Bank (“SunTrust”), Wachovia Bank, N.A. (“Wachovia”), and PNC Bank National Association (“PNC”) (CIT, SunTrust, Wachovia and PNC being herein collectively referred to as the Lenders), CIT as administrative and collateral agent (“Agent”), and United Fuel & Energy Corporation, a Texas corporation (“United”), and Three D Oil Co. of Kilgore, Inc., a Texas corporation (“Three D”), and Cardlock Fuels Systems, Inc., a California corporation (“Cardlock”) (United, Three D and Cardlock being herein individually referred to as a “Company” and collectively referred to as the “Companies”), and United Fuel & Energy Corporation, a Nevada corporation (“Parent”).

RECITALS

A. Companies, Lenders and Agent are the present parties to that certain Second Amended and Restated Financing Agreement, dated as of March 27, 2007, originally executed by United, Three D, Lenders and Agent (as amended from time to time, the “Financing Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Financing Agreement.

B. To induce Agent and Lenders to make the loans under the Financing Agreement to Companies, Parent has delivered to Agent that certain Guaranty dated October 5, 2007 (“Guaranty”) guaranteeing payment and performance by Companies of their Obligations.

C. Companies have failed to comply (i) with the Fixed Charge Coverage Ratio financial covenant specified in Section 7.10(a) of the Financing Agreement for the respective measurement periods ending on October 31, 2007, and November 30, 2007 and (ii) the deadline for furnishing to the Lenders with required financial information for the period ending October 31, 2007 as required by Section 7.8 of the Financing Agreement; and accordingly Events of Default have occurred and are continuing under Section 10.1(e) of the Financing Agreement (the “Existing Events of Default”).

D. By reason of the existence of the Existing Events of Defaults, Agent and Lenders have full legal right to exercise their rights and remedies under the Financing Agreement and the other Loan Documents. Companies have no defenses, offsets or counterclaims to the exercise of such rights and remedies.

E. Companies have requested that Agent and Lenders, for the period from the date hereof until March 7, 2008, forbear from exercising their rights and remedies under the Loan Documents.

F. Agent and Lenders are willing for the period from the date hereof until March 7, 2008, to forbear from exercising their rights and remedies under the Loan Documents, on the terms and conditions set forth herein.

AGREEMENT

In consideration of the Recitals and of the mutual promises and covenants contained herein, Agent, Lenders, Companies and Parent agree as follows:

1. Agreement to Forbear. During the period commencing on the date hereof and ending on the earlier to occur of (i) 5:00 p.m. (Dallas, Texas time) on March 7, 2008 and (ii) the date the Agent receives written notice from the Required Lenders to terminate this Agreement after the occurrence of any Forbearance Default (as defined in Section 7 hereof) (the “Forbearance Period”), and subject to the other terms and conditions of this Agreement, each of Agent and each Lender agrees that it will forbear from exercising its rights and remedies under the Loan Documents due to the Existing Events of Default; provided, however, nothing herein shall limit the rights of Agent pursuant to the Financing Agreement to establish reserves or the amount of any reserves. Upon the expiration or termination of the Forbearance Period, Agent’s and Lenders’ forbearance shall automatically terminate and Agent and Lenders shall be entitled to exercise any and all of their rights and remedies under this Agreement and the Loan Documents without further notice. Companies and Parent agree that Agent and Lenders shall have no obligation to extend the Forbearance Period.

2. Conditions Precedent to Effectiveness of Agreement Against Agent and Lenders. This Agreement shall not be effective against Agent and Lenders unless and until each of the following conditions shall have been satisfied in Agent’s credit judgment or waived by Agent:

(a) Agent shall have received this Agreement, duly executed by Companies, Parent and Lenders;

(b) Agent shall have received such additional documents, instruments and information as Agent may request; and

(c) Agent shall have received evidence satisfactory to Agent that all organizational proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent.

3. Representations and Warranties. Each of each Company and Parent hereby represents and warrants to Agent and Lenders as follows:

(a) Recitals. The Recitals in this Agreement are true and correct in all material respects.

(b) Incorporation of Representations. All representations and warranties of Companies and Parent in the Loan Documents are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof.

(c) Organizational Power; Authorization. Each of each Company and Parent has the organizational power, and has been duly authorized by all requisite organizational action, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each Company and by Parent.

(d) Enforceability. This Agreement is the legal, valid and binding obligation of each Company and Parent, enforceable against each Company and Parent in accordance with its terms.

(e) No Violation. Each of each Company’s and Parent’s execution, delivery and performance of this Agreement does not and will not (i) violate any law, rule, regulation or court order to which any Company or Parent is subject; (ii) conflict with or result in a breach of any Company’s or Parent’s Articles or Certificate of Incorporation or Bylaws or any agreement or instrument to which any Company or Parent is party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of any Company or Parent, whether now owned or hereafter acquired.

(f) Obligations Absolute. The obligation of Companies to repay the loans and the other Obligations, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Obligations.

(g) Full Opportunity for Review; No Undue Influence. This Agreement was reviewed by each of each Company and Parent which acknowledges and agrees that it (i) understands fully the terms of this Agreement and the consequences of the issuance hereof; (ii) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement with, such attorneys and other persons as it may wish; and (iii) has entered into this Agreement of its own free will and accord and without threat or duress. This Agreement and all information furnished to Agent and Lenders is made and furnished in good faith, for value and valuable consideration. This Agreement has not been made or induced by any fraud, duress or undue influence exercised by Agent or Lenders or any other person.

(h) No Other Defaults. Other than the Existing Events of Default, no Event of Default exists under the Financing Agreement or any of the other Loan Documents and each of each Company and Parent is in full compliance with all covenants and agreements contained therein.

4. Ratification of Guaranty. Parent hereby acknowledges and consents to all of the terms and conditions of this Agreement and the Loan Documents and hereby ratifies and confirms the Guaranty for the benefit of Agent and Lenders. Guarantor hereby represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of its obligations thereunder. Guarantor agrees that nothing contained in this Agreement or the Loan Documents shall adversely affect any right or remedy of either Agent or Lenders under the Guaranty. Guarantor hereby agrees that with respect to the Guaranty, all references in such Guaranty to the “Obligations” shall include, without limitation, the obligations of Companies to Agent and Lenders under the Financing Agreement, as amended hereby. Guarantor hereby represents and acknowledges that the execution and delivery of this Agreement and the other Loan Documents executed in connection herewith shall in no way change or modify its obligations as a guarantor, debtor, pledgor, assignor, obligor and/or grantor under its Guaranty and each other Loan Document to which it is a party and shall not constitute a waiver by either Agent or any Lender of any of either Agent’s or any Lender’s rights against Guarantor.

5. Additional Agreements.

(a) Suspension of Compliance with Fixed Charge Coverage Ratio for Testing Periods respectively ending on December 31, 2007, and January 31, 2008; Addition of New EBITDA Financial Covenant. The parties hereto agree that during the Forbearance Period, compliance by the Companies with the Fixed Charge Coverage Ratio financial covenant set forth in Section 7.10(a) of the Financing Agreement for the respective testing periods ending on December 31, 2007, and January 31, 2008, is hereby suspended. In lieu thereof, the parties hereto agree that the Companies, on a consolidated basis, shall maintain EBITDA of not less than the amount set forth below for the time period set forth below:

Period		Minimum EBITDA

(i)	One calendar month period ending November 30, 2007	(i) $0.00

(ii)	Two calendar month period ending December 31, 2007	(ii) $0.00

(iii)	Three calendar month period ending January 31, 2008	(iii) $250,000.00

(b) Temporary Line Increase Fee. In consideration for the temporary increase in the Line of Credit and Revolving Line of Credit under the Financing Agreement, as amended by this Agreement, Companies hereby agree to pay Agent, for the pro rata benefit of the Lenders, a fee (the “Temporary Line Increase Fee”), in immediately available funds in the amount of $50,000, which Temporary Line Increase Fee shall be deemed fully earned and non-refundable as of the date hereof, and which Temporary Line Increase Fee shall be due and payable as follows:

(i) $25,000 shall be due and payable on January 1, 2008; and

(ii) $25,000 shall be due and payable on March 7, 2008, or, if earlier, on the termination of the Forbearance Period.

Agent and Lenders agree that if the Line of Credit and Revolving Line of Credit are hereafter prior to December 31, 2008, permanently increased, Companies and Parent hereby agreeing and acknowledging that Agent and Lenders have no obligation at any time to agree to such a permanent increase, no line increase fee shall be payable by Companies as to the first $10,000,000 of any such permanent increase in the Line of Credit and Revolving Line of Credit.

(c) Additional Interest During Forbearance Period. In consideration for the forbearance provided for in this Agreement, Companies hereby agree to pay Agent, for the pro rata benefit of the Lenders, additional interest on the Revolving Loans and such additional interest shall be payable monthly on the first day of each month. Base Rate Loans shall accrue interest at a per annum rate equal to the Base Rate plus the Applicable Base Rate Margin, plus 60 basis points (the “Additional Interest”) as calculated as set forth in the Financing Agreement subject to the Maximum Legal Rate. The LIBOR Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBOR determined for each Interest Period in accordance with the terms of this Financing Agreement plus the Applicable LIBOR Margin, plus the Additional Interest as calculated as set forth in the Financing Agreement subject to the Maximum Legal Rate. The Agent, on behalf of the Lenders, shall be entitled to charge each such Companies’ Revolving Loan Account for the amount of Additional Interest required to be paid above. The Additional Interest shall be deemed fully earned and non-refundable as of the date when due.

(d) Additional Reporting and Information Requirements. In addition to any presently existing reporting and informational requirements set forth in the Financing Agreement, Companies and Parent agree to deliver to Agent, in form and substance satisfactory to Agent, each of the following by the applicable date set forth below:

(i) By January 15, 2008, a cash flow statement, in form and substance satisfactory to Agent, which describes and provides the Companies’ projected cash flow for each week during the Forbearance Period, including projected Availability, collections, disbursements and the Loan balance for each week;

(ii) By January 31, 2008:

(w) Consolidated Balance Sheet as of December 31, 2007, and statements of profit and loss, cash flow and surplus of Parent, the Companies and their subsidiaries for the month ended December 31, 2007, certified by an authorized financial or accounting officer of Companies;

(x) Monthly projections for calendar year 2008 for Parent and Companies, including, without limitation, income statement, balance sheet, Availability projection and Fixed Charge Coverage Ratio financial covenant projections;

(y) Analysis by management of Parent and Companies of such historical performance issues as shall be required by Agent, which analysis shall in any event include a performance analysis of the changes in sales and EBITDA between calendar year 2006 and the eleven month period ended November 30, 2007 and a performance analysis of the changes in sales and EBITDA between calendar year 2007 and projected calendar year 2008; and

(z) Summary by management of Parent and Companies of the turnaround efforts by management supporting the projected changes in sales and EBITDA from calendar year 2007 to projected calendar year 2008 and the 2008 calendar year projections; and

(iii) On a daily basis, a borrowing base certificate as required pursuant to Section 3.2 of the Financing Agreement and United shall use its commercially reasonable efforts to cause Cardlock to provide a borrowing base certificate as required pursuant to Section 3.2 of the Financing Agreement on a daily basis, but at a minimum Cardlock shall provide such borrowing base certificate on a weekly basis.

6. Amendments to Financing Agreement and Other Loan Documents. The parties hereto agree to the following amendments to the Financing Agreement and other Loan Documents:

(a) Amendment to Section 1 of Financing Agreement; Addition of New Definitions. Section 1 of the Financing Agreement is hereby amended by adding thereto the following new definitions to be inserted in their proper alphabetical order and to read in their entirety as follows:

“Forbearance Agreement shall mean that certain Forbearance Agreement and Third Amendment to Second Amended and Restated Financing Agreement executed by Agent, Lenders, Companies and Parent.

Forbearance Default shall have the same meaning as in the Forbearance Agreement.

Forbearance Period shall have the same meaning as in the Forbearance Agreement.

Temporary Line Increase Period shall mean the period beginning on the date of execution of the Forbearance Agreement and ending on March 7, 2008 or, if earlier, upon the termination of the Forbearance Period.”

(b) Amendment of Section 1 of Financing Agreement; Amendment and Restatement of Definition of “Borrowing Base”. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of “Borrowing Base” to read in its entirety as follows:

“Borrowing Base shall mean, as to Companies, the amount calculated as follows: (a) the lesser of (i) Revolving Line of Credit or (ii) the sum of (A) eighty-five percent (85%) of Companies’ aggregate outstanding Eligible Accounts Receivable and Companies’ aggregate outstanding Eligible Unbilled Card-Lock Customer Accounts; provided, however, that if the then Dilution Percentage is greater than five percent (5.0%), then the rate of advance herein shall be reduced by the percentage points by which the Dilution Percentage exceeds five percent (5.0%), plus (B) the sum of (x) sixty-five percent (65%) of the aggregate value of Companies’ Eligible Inventory, valued at the lower of cost or market, on an average cost basis, plus (y) sixty-five percent (65%) of the aggregate value of Companies’ Eligible Card-Lock Inventory, valued at the lower of cost or market, on an average cost basis, plus (C) the Eligible Equipment Based Amount, plus (D) one hundred percent (100%) of the aggregate Eligible Cash Surrender Value of Eligible Life Insurance Policy, plus (E) the lesser of (x) one hundred percent (100%) of the Dollar balance of the Eligible Cash Collateral or (y) $10,000,000, minus (F) as long as the Temporary Line Increase Period is in existence, $7,500,000, minus (b) any applicable Availability Reserves.”

(c) Amendment to Section 1 of Financing Agreement; Amendment and Restatement of Definition of “Commitment”. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of “Commitment” to read in its entirety as follows:

“Commitment shall mean, as to any Lender, the amount of the commitment for such Lender set forth on the signature page to the Forbearance Agreement or in the Assignment and Transfer Agreement to which such Lender is a party, as such amount may be reduced or increased in accordance with the provisions of Paragraph 13.4(b) of Section 13 or any other applicable provision of this Financing Agreement.”

(d) Amendment to Section 1 of Financing Agreement; Amendment and Restatement of Definition of “Line of Credit”. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of “Line of Credit” to read in its entirety as follows:

“Line of Credit shall mean the aggregate commitment of the Lenders in an amount equal to (a) during the existence of the Temporary Line Increase Period, $100,000,000 (as the same may be reduced from time as a result of a Temporary Revolving Line of Credit Reducing Event), and (b) at all other times, $90,000,000, to (i) make Revolving Loans pursuant to Section 3 of this Financing Agreement, (ii) assist Companies in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, and (iii) make the Term Loans pursuant to Section 4 of this Financing Agreement.”

(e) Amendment to Section 1 of Financing Agreement; Amendment and Restatement of Definition of “Revolving Line of Credit”. Section 1 of the Financing Agreement is hereby amended by amending and restating the definition of “Revolving Line of Credit” to read in its entirety as follows:

“Revolving Line of Credit shall mean the aggregate commitment of the Lenders to make loans and advances pursuant to Section 3 hereof and issue Letters of Credit Guaranties to the Companies in the aggregate amount of (a) during the existence of the Temporary Line Increase Period, $80,000,000, provided, that, upon the occurrence of a Forbearance Default, if the Required Lenders have not elected to terminate the Forbearance Agreement pursuant to Section 1(ii) thereof, the Revolving Line of Credit shall automatically be reduced by an amount equal to $2,500,000 on the Wednesday following the date that such Forbearance Default occurred and the Revolving Line of Credit continue to reduce by an additional $2,500,000 on each Wednesday thereafter until the earlier to occur of (i) the date that the Forbearance Default has been cured or waived by the Required Lenders or (ii) the date that the Revolving Line of Credit has been reduced to $70,000,000 (any such reduction, the “Temporary Revolving Line of Credit Reducing Event”), and (b) at all other times, $70,000,000.”

(f) Amendment to Amended and Restated Revolving Credit Notes.

(i) As long as the Temporary Line Increase Period is in existence, each Amended and Restated Revolving Credit Note, dated October 30, 2007, executed by Companies, and respectively payable to Wachovia, SunTrust and PNC, shall be deemed amended as follows:

(x)	Each reference to the dollar amount “$15,555,555.56” shall be deemed to be a reference to the dollar amount “$17,775,555.56”

(y)
Each reference to the phrase “FIFTEEN MILLION FIVE HUNDRED FIFTY-FIVE THOUSAND FIVE HUNDRED FIFTY-FIVE AND 56/100 DOLLARS” shall be deemed to be a reference to the phrase “SEVENTEEN MILLION SEVEN HUNDRED SEVENTY-FIVE THOUSAND FIVE HUNDRED FIFTY AND 56/100 DOLLARS”

Upon (i) any Temporary Revolving Line of Credit Reducing Event, each Amended and Restated Revolving Credit Note shall be deemed to have automatically reduced by such Lender’s pro rata share amount of such reduction and (ii) the termination of the Temporary Line Increase Period, each Amended and Restated Revolving Credit Note shall be deemed to be amended so as to revert to the prior dollar amount and phrase.

(ii) As long as the Temporary Line Increase Period is in existence, the Amended and Restated Revolving Credit Note, dated October 30, 2007, executed by Companies and payable to the order of CIT, shall be deemed amended as follows:

(x)	Each reference to the dollar amount “$23,333,333.32” shall be deemed to be a reference to the dollar amount “$26,673,333.32”

(y)
Each reference to the phrase “TWENTY THREE MILLION THREE HUNDRED THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 32/100THS DOLLARS” shall be deemed to be a reference to the phrase “TWENTY SIX MILLION SIX HUNDRED SEVENTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 32/100THS DOLLARS”.

Upon (i) any Temporary Revolving Line of Credit Reducing Event, each Amended and Restated Revolving Credit Note shall be deemed to have automatically reduced by CIT’s pro rata share amount of such reduction and (ii) termination of the Temporary Line Increase Period, the Amended and Restated Revolving Credit Note shall be deemed to be amended so as to revert back to the prior dollar amount and phrase.

7. Default. Each of the following shall constitute a “Forbearance Default” hereunder:

(a) any representation or warranty of any Company or Parent contained in this Agreement proves to have been false or misleading in any material respect when made or furnished; or

(b) any Company or Parent shall fail to keep or perform any of the covenants or agreements contained herein; or

(c) any Company or Parent shall fail to keep or perform any of the covenants or agreements contained in the Financing Agreement or the other Loan Documents (other than an Existing Event of Default); or

(d) the existence of any Event of Default (other than an Existing Event of Default) under the Financing Agreement.

8. Effect and Construction of Agreement. Except as expressly provided herein, the Financing Agreement and the other Loan Documents are hereby ratified and confirmed and shall be and shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to: (i) impair the validity, perfection or priority of any lien or security interest securing the Obligations; (ii) waive or impair any rights, powers or remedies of Agent and Lenders under the Financing Agreement or the other Loan Documents upon termination of the Forbearance Period; (iii) constitute an agreement by Agent or Lenders or require Agent and Lenders to extend the Forbearance Period, or grant additional forbearance periods, or extend the term of the Financing Agreement or the time for payment of any of the Obligations; or (iv) make any loans or other extensions of credit to Companies after termination of the Forbearance Period. In the event of any inconsistency between the terms of this Agreement and the Loan Documents, this Agreement shall govern. Each of each Company and Parent acknowledges that it has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Agreement or any part hereof to be drafted.

9. Expenses. Companies agree to pay all costs, fees and expenses of Agent and Agent’s attorneys incurred in connection with the negotiation, preparation, administration and enforcement of, and the preservation of any rights under, this Agreement, the Financing Agreement and/or the other Loan Documents, and the transactions and other matters contemplated hereby and thereby, including, but not limited to, the fees, costs and expenses incurred by Agent in the employment of auditors and/or consultants to perform work on Agent’s behalf to audit, appraise, monitor and otherwise review any and all portions of the Collateral.

10. Miscellaneous.

(a) Further Assurances. Each of Company and Parent agrees to execute such other and further documents and instruments as Agent may request to implement the provisions of this Agreement and to perfect and protect the liens and security interests created by the Financing Agreement and the other Loan Documents.

(b) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns. No other person or entity shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

(c) Integration. This Agreement, together with the Financing Agreement and the other Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Agreement, each of each Company and Parent acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by the Agent or any Lender or any employee or agent of the Agent or any Lender, except for the agreements of Agent and Lenders set forth herein.

(d) Severability. The provisions of this Agreement are intended to be severable. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Texas, without regard to the choice of law principles of such state.

(f) Counterparts; Telecopied Signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

(g) Notices. Any notices with respect to this Agreement shall be given in the manner provided for in Section 12.6 of the Financing Agreement.

(h) Survival. All representations, warranties, covenants, agreements, undertakings, waivers and releases of each Company and Parent contained herein shall survive the termination of the Forbearance Period and payment in full of the Obligations.

(i) Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

(j) No Limitation on Lender. Nothing in this Agreement shall be deemed in any way to limit or restrict any of Agent’s or any Lender’s rights to seek in a bankruptcy court or any other court of competent jurisdiction, any relief Agent may deem appropriate in the event that a voluntary or involuntary petition under any title of the Bankruptcy Code is filed by or against any Company or Parent.

(k) Material Inducement. Each of each Company and Parent further acknowledges and agrees that the representations, acknowledgments, agreements and warranties in this Agreement have been made by such Company or Parent as a material inducement to Agent and Lenders to enter into this Agreement, that each of Agent and each Lender is relying on such representations and warranties, has changed and will continue to change its position in reliance thereon and that each of Agent and each Lender would not have entered into this Agreement without such representations, acknowledgments, agreements, and warranties.

11. Misrepresentation. Each of each Company and Parent shall indemnify and hold Agent and Lenders harmless from and against any and all losses, damages, costs and expenses (including attorneys’ fees) incurred by Agent or Lenders as a direct or indirect result of (i) any breach of any representation or warranty contained in this Agreement, or (ii) any breach or default under any of the covenants or agreements contained in this Agreement.

12. Ratification of Liens and Security Interest. Each of each Company and Parent hereby acknowledges and agrees that the liens and security interests of the Financing Agreement and the other Loan Documents are valid, subsisting, perfected and enforceable liens and security interests and are superior to all liens and security interests other than those exceptions approved by Lender in writing.

13. No Commitment. Each of each Company and Parent agrees that neither Agent nor any Lender has made any commitment or other agreement regarding the Financing Agreement or the other Loan Documents, except as expressly set forth in this Agreement. Each of each Company and Parent warrants and represents that it will not rely on any commitment, further agreement to forbear or other agreement on the part of Agent or Lenders unless such commitment or agreement is in writing and signed by Agent and Lenders.

14. NO COUNTERCLAIMS; RELEASE OF CLAIMS; WAIVER; HOLD HARMLESS. EACH OF EACH COMPANY AND PARENT REPRESENTS AND WARRANTS THAT IT HAS NO SET-OFF, RECOUPMENT, COUNTERCLAIM, DEFENSE, CROSS-COMPLAINT, CLAIM, DEMAND OR OTHER CAUSE OF ACTION OF ANY NATURE WHATSOEVER (TOGETHER, THE “COUNTERCLAIMS”) AGAINST AGENT OR ANY LENDER WHICH ARISE OUT OF THE TRANSACTIONS EVIDENCED BY THE FINANCING AGREEMENT OR THE OTHER LOAN DOCUMENTS, ANY TRANSACTIONS THAT WERE RENEWED OR EXTENDED BY THE FINANCING AGREEMENT OR THE OTHER LOAN DOCUMENTS, ANY OTHER TRANSACTION WITH AGENT OR ANY LENDER, OR WHICH COULD BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ANY COMPANY’S OR PARENT’S LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY LENDER, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHANGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE FINANCING AGREEMENT OR THE OTHER LOAN DOCUMENTS, THE NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT AND ANY SETTLEMENT NEGOTIATIONS. TO THE EXTENT THAT ANY COUNTERCLAIMS MAY EXIST, WHETHER KNOWN OR UNKNOWN, SUCH ARE WAIVED AND HEREBY RELEASED BY EACH COMPANY AND PARENT. FURTHERMORE, EACH OF EACH COMPANY AND PARENT, ON BEHALF OF ITSELF, ITS SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, ASSIGNS AND PERSONNEL AND LEGAL REPRESENTATIVES, DOES HEREBY RELEASE, REMISE, ACQUIT AND FOREVER DISCHARGE AGENT AND EACH LENDER AND AGENT’S AND EACH LENDER’S EMPLOYEES, AGENTS, REPRESENTATIVES, CONSULTANTS, ATTORNEYS, FIDUCIARIES, SERVANTS, OFFICERS, DIRECTORS, PARTNERS, PREDECESSORS, SUCCESSORS AND ASSIGNS, SUBSIDIARY CORPORATIONS, PARENT CORPORATIONS, AND RELATED CORPORATE DIVISIONS (ALL OF THE FOREGOING HEREINAFTER CALLED THE “RELEASED PARTIES”), FROM ANY AND ALL ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES OF ANY AND EVERY CHARACTER, KNOWN OR UNKNOWN, DIRECT AND/OR INDIRECT, AT LAW OR IN EQUITY, OF WHATSOEVER KIND OR NATURE, WHETHER HERETOFORE OR HEREAFTER ARISING, FOR OR BECAUSE OF ANY MATTER OR THINGS DONE, OMITTED OR SUFFERED TO BE DONE BY ANY OF THE RELEASED PARTIES PRIOR TO AND INCLUDING THE DATE OF EXECUTION HEREOF, AND IN ANY WAY DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS AGREEMENT, THE FINANCING AGREEMENT OR THE OTHER LOAN DOCUMENTS, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE FINANCING AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT, OR ANY SETTLEMENT NEGOTIATIONS (ALL OF THE FOREGOING HEREINAFTER CALLED THE “RELEASED MATTERS”); AND EACH OF EACH COMPANY AND PARENT HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF, ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST ANY OF THE RELEASED PARTIES ARISING OUT OF OR RELATED TO AGENT’S OR ANY LENDER’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT, THE OBLIGATIONS, INDEBTEDNESS AND OTHER OBLIGATIONS OF COMPANIES AND PARENT TO AGENT AND LENDERS. EACH OF EACH COMPANY AND PARENT AGREES TO INDEMNIFY AND HOLD AGENT AND EACH LENDER HARMLESS FROM ANY AND ALL COUNTERCLAIMS THAT ANY COMPANY OR PARENT OR ANY OTHER PERSON OR ENTITY CLAIMING BY, THROUGH, OR UNDER ANY COMPANY OR PARENT MAY AT ANY TIME ASSERT AGAINST AGENT OR ANY LENDER. EACH OF EACH COMPANY AND PARENT ACKNOWLEDGES THAT THE AGREEMENTS IN THIS PARAGRAPH ARE INTENDED TO BE IN FULL SATISFACTION OF ALL OR ANY ALLEGED INJURIES OR DAMAGES TO EACH OF EACH COMPANY AND PARENT, ITS SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, ASSIGNS AND PERSONAL AND LEGAL REPRESENTATIVES ARISING IN CONNECTION WITH THE RELEASED MATTERS. EACH OF EACH COMPANY AND PARENT REPRESENTS AND WARRANTS TO AGENT AND LENDERS THAT IT HAS NOT PURPORTED TO TRANSFER, ASSIGN OR OTHERWISE CONVEY ANY RIGHT, TITLE OR INTEREST OF SUCH COMPANY OR PARENT IN ANY RELEASED MATTER TO ANY OTHER PERSON AND THAT THE FOREGOING CONSTITUTES A FULL AND COMPLETE RELEASE OF EACH OF EACH COMPANY’S AND PARENT’S CLAIMS WITH RESPECT TO ALL RELEASED MATTERS. THE PROVISIONS OF THIS SECTION 14 AND THE REPRESENTATIONS, WARRANTIES, RELEASES, WAIVERS, REMISES, ACQUITTANCES, DISCHARGES, COVENANTS, AGREEMENTS AND INDEMNIFICATIONS CONTAINED HEREIN (A) CONSTITUTE A MATERIAL CONSIDERATION FOR AND INDUCEMENT TO AGENT AND EACH LENDER ENTERING INTO THIS AGREEMENT, (B) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY DUTY, OBLIGATION OR LIABILITY OF AGENT OR ANY LENDER TO ANY COMPANY OR PARENT OR ANY OTHER PERSON, (C) DO NOT CONSTITUTE AN ADMISSION OF OR BASIS FOR ESTABLISHING ANY LIABILITY, WRONGDOING, OR VIOLATION OF ANY OBLIGATION, DUTY OR AGREEMENT OF AGENT OR ANY LENDER TO ANY COMPANY OR PARENT OR ANY OTHER PERSON, AND (D) SHALL NOT BE USED AS EVIDENCE AGAINST AGENT OR ANY LENDER BY ANY COMPANY OR PARENT OR ANY OTHER PERSON FOR ANY PURPOSE.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANIES:

UNITED FUEL & ENERGY CORPORATION,
a Texas corporation

By:	/s/ Charles McArthur
Name:	Charles McArthur
Title:	President and Chief Executive Officer

THREE D OIL CO. OF KILGORE, INC.,
a Texas corporation

By:	/s/ Charles McArthur
Name:	Charles McArthur
Title:	President and Chief Executive Officer

CARDLOCK FUELS SYSTEM, INC.,
a California corporation

By:	/s/ Charles McArthur
Name:	Charles McArthur
Title:	President and Chief Executive Officer

PARENT:

UNITED FUEL & ENERGY CORPORATION,
a Nevada corporation

By:	/s/ Charles McArthur
Name:	Charles McArthur
Title:	President and Chief Executive Officer

AGENT:

THE CIT GROUP/BUSINES CREDIT, INC.,
as Agent

By:	/s/ Alan R. Schnacke
Name:	Alan R. Schnacke
Title:	Vice President

LENDERS:

THE CIT GROUP/BUSINES CREDIT, INC.,
as a Lender

By:	/s/ Alan R. Schnacke
Name:	Alan R. Schnacke
Title:	Vice President

Amount of Commitment:

(i)	During Temporary
	Line Increase Period:	$33,340,000

(ii)	At All Other Times	$30,000,000

SUNTRUST BANK, as a Lender

By:	/s/ Patrick Wiggins
Name:	Patrick Wiggins
Title:	Vice President

Amount of Commitment:

(i)	During Temporary
	Line Increase Period:	$22,220,000

(ii)	At All Other Times	$20,000,000

PNC BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Paul R. Frank
Name:	Paul R. Frank
Title:	Senior Vice President, PNC Business Credit

Amount of Commitment:

(i)	During Temporary
	Line Increase Period:	$22,220,000

(ii)	At All Other Times	$20,000,000

WACHOVIA BANK, N.A., as a Lender

By:	/s/ Thomas P. Floyd
Name:	Thomas P. Floyd
Title:	Vice President

Amount of Commitment:

(i)	During Temporary
	Line Increase Period:	$22,220,000

(ii)	At All Other Times	$20,000,000